        As filed with the Securities and Exchange Commission on March 22, 1996
                                                       Registration No. 33-22565

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                   -----------------------------------------------
                           POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                   ------------------------------------------------

                         MID ATLANTIC MEDICAL SERVICES, INC.
               (Exact name of registrant as specified in its charter)

            Delaware                               52-1481661
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)             Identification No.)

                                     4 Taft Court
                              Rockville, Maryland 20850
                 (Address of principal executive offices) (zip code)

                           1985 INCENTIVE STOCK OPTION PLAN
                         1988 NON-QUALIFIED STOCK OPTION PLAN
                                (Full title of plan)

                                Joseph L. Guarriello
                         Mid Atlantic Medical Services, Inc.
                                     4 Taft Court
                              Rockville, Maryland 20850
                       (Name and address of agent for service)

                                    (301) 251-4075
                       (Telephone number of agent for service)

                                       Copy to:
                                  Cary J. Meer, Esq.
                             Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                                     Second Floor
                             Washington, D.C. 20036-1800

              The Registrant hereby removes from registration 12,423 shares of its common stock ("Shares") that were registered with respect to its 1985 Incentive Stock Option Plan ("Plan").

              The Registrant initially registered 330,267 Shares with respect to the Plan. As a result of certain stock dividends with respect to the Common Stock, 3,963,207 Shares were available to be issued under the Plan (which Shares were automatically registered under SEC Rule 416) and 3,950,784 Shares were issued before the Plan expired on February 6, 1995.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 11th day of March, 1996.

                                       MID ATLANTIC MEDICAL SERVICES, INC.



                                       By:  /s/ George T. Jochum
                                            ------------------------
                                            George T. Jochum,
                                            Chairman, President and
                                            Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                               Title                               Date
       ---------                               -----                               ----

       /s/ John L. Child                       Director                          March 11, 1996
       ----------------------------
       John L. Child

       /s/ John H. Cook, III                   Director                          March 11, 1996
       ----------------------------
       John H. Cook, III, M.D.

       /s/ Peter L. Flaherty, Jr.              Director                          March 11, 1996
       ----------------------------
       Peter L. Flaherty, Jr., M.D.

       /s/ Robert E. Foss                      Executive Vice President and      March 11, 1996
       ----------------------------            Chief Financial Officer
       Robert E. Foss                          (Principal Financial Officer)

       /s/ Walter Girardin                     Director                          March 11, 1996
       ----------------------------
       Walter Girardin






       /s/ Mark D. Groban                      Director                          March 11, 1996
       ----------------------------
       Mark D. Groban, M.D.


       /s/ Donald R. Hammett                   Director                          March 11, 1996
       ----------------------------
       Donald R. Hammett

       /s/ George T. Jochum                    Director, Chairman, President     March 11, 1996
       ----------------------------            and Chief Executive Officer
       George T. Jochum                        (Principal Executive Officer)

       /s/ William M. Mayer                    Director                          March 11, 1996
       ----------------------------
       William M. Mayer, M.D.


       /s/ Creighton R. Schneck                Director                          March 11, 1996
       ----------------------------
       Creighton R. Schneck

       /s/ Stanley F. Smith
       ----------------------------            Director                          March 11, 1996
       Stanley F. Smith, R.Ph.

       /s/ Alfred Talamantes                   Director and Chief Operating      March 11, 1996
       ----------------------------            Officer
       Alfred Talamantes

       /s/ James A. Wild                       Director                          March 11, 1996
       ----------------------------
       James A. Wild

       /s/ Mary E. Shocklee                    Controller (Principal             March 11, 1996
       ----------------------------            Accounting Officer)
       Mary E. Shocklee